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                                 Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-32523) of Innovasive Devices, Inc. of our report dated February 18, 1999 appearing on page 21 of this from 10-K.


PricewaterhouseCoopers LLP

Boston, Massachusetts
March 31, 1999